Exhibit 10.3

Confidential Letter of Intent

This confidential letter of intent (“LOI”) shall indicate the desires of the parties to potentially enter into a formal written agreement. There is no enforceable agreement, verbally or through this LOI until the parties subsequently execute a formal written agreement and execute by signature that later formal written agreement. The validity of said proposed agreement is subject to, and conditioned upon, the parties effectively reducing to writing all terms and conditions necessary and incidental to the validity of said proposed future agreement. The parties agree to use good faith in negotiating and creating the proposed future agreement. Nothing in this LOI shall be construed as a representation or warranty of any kind and shall not be relied upon as such. Any Party may unilaterally cease negotiations or exploration at any time for any or no reason, without any further liability for doing so, by notifying the other Parties in writing. Any nondisclosure agreements that may exist between the Parties shall remain in effect and are hereby reaffirmed.

Whereas, CARBON CONVERSION GROUP, INC. (“CCG”) is an environmental research and development company that is commercializing technologies for processing organic wastes into hydrogen and high-value carbon products economically and sustainably; and,

Whereas, KASAI NORTH AMERICA INC, (“KASAI”), is a full-service Tier 1 automotive interior and exterior trim manufacturer providing parts and injection molding for vehicles in all global markets; and

Whereas, CCG has the ability to recycle headliner scrap utilizing a unique patented waste plastic scrap catalysis process that converts headliner scrap to carbon nanotubes, graphene, graphite, iron carbide, and hydrogen gas, among other things (the “HEADLINER SCRAP RECYCLING”); and

Whereas, KASAI’s manufacturing of automotive interior trim result in headliner scrap being available for the aforementioned HEADLINER SCRAP RECYCLING; and

Whereas, CCG and KASAI may desire to create a strategic business relationship as more fully set forth below.

Now, therefore, CCG and KASAI state through this LOI, as follows:

1. CCG will take ownership of KASAI’S excess interior trim parts (the “HEADLINER SCRAP”) for purposes of recycling, approximately 100,000 lbs. per week .

2. KASAI is willing and able to supply the HEADLINER SCRAP subject to negotiated commercial terms set forth in in a written, definitive agreement acceptable to KASAI.

3. CCG and KASAI may enter into a Suppliers Agreement (“SA”), or other appropriately titled document between the Parties, where CCG will, from time to time, submit incremental fulfillment requests to KASAI and KASAI shall fulfill such incremental requests with agreed upon provisions for pricing and related economic terms for the HEADLINER SCRAP.

This LOI imposes no obligation on either Party to negotiate for or enter into a transaction or other commercial agreement with the other Party. No binding agreement shall exist unless and until a definitive agreement has been duly executed by the Parties.

This LOI shall be construed according to its fair meaning and not strictly for or against either Party. This LOI shall be governed by and construed in accordance with the internal laws of the state of Tennessee.

This LOI, the matters discussed herein, and information provided by one Party to the other in connection herewith are confidential and shall not be disclosed by the receiving Party without the written consent of the other, except to the extent that disclosure is required by law. When disclosure is required by law, the Party making the disclosure shall provide notice of the intended disclosure to the other Party and shall take reasonable steps to limit the extent of the disclosure to the minimum required to comply with its legal obligations.

Nothing contained herein is intended or shall be construed to confer upon any person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this LOI.

Neither this LOI nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party.

Dated: June 16, 2023

CARBON CONVERSION GROUP

By:
Robert Doherty, President & Chief Executive Officer

KASAI NORTH AMERICA, INC.

By:
Troy Bucy, Senior Vice President of Production Engineering